UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 676-4300

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2024, Science Applications International Corporation (the “Company”) announced that John K. Tien, Jr. was appointed as a member of the Board of Directors of the Company (the “Board”) for an initial term beginning on December 2, 2024 (the “Effective Date”) and expiring at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). In connection with the appointment of Mr. Tien to the Board, the Company increased the size of the Board from eleven to twelve members. As of the Effective Date, Mr. Tien will become a member of the Nominating and Corporate Governance Committee of the Board.

Mr. Tien has extensive leadership experience in the private sector, U.S. Federal Government, U.S. military, and the non-profit sector. He previously served as the Senate confirmed Deputy Secretary of the U.S. Department of Homeland Security in the Biden Administration from June 2021 to July 2023. From 2011 to 2021, Mr. Tien was a senior executive in Citigroup, leading teams as a managing director and in various chief operating officer roles. He also served in three other presidential Administrations as an active-duty U.S. Army officer. Mr. Tien holds a Bachelor of Science in Civil Engineering from the United States Military Academy at West Point, a Master of Arts from Oxford University where he was a Rhodes Scholar, and he was a National Security Fellow at the Harvard Kennedy School.

In connection with his service on the Board, Mr. Tien will be entitled to receive the standard annual cash and equity compensation paid to all non-employee directors of the Company, pro-rated until the 2025 Annual Meeting, and to participate in the Company’s Deferred Compensation Plan, which allows directors to defer 100% of the cash retainer and meeting fees they receive in connection with their service as a member of the Board.

There are no arrangements or understandings between Mr. Tien and any other persons pursuant to which Mr. Tien was selected as a director of the Company. There are no relationships or related transactions between Mr. Tien or any member of his immediate family and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: November 18, 2024	By:	/s/ Hilary L. Hageman
Hilary L. Hageman
Executive Vice President, General Counsel and Corporate Secretary

3